Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces
Fourth Quarter 2017 Financial Results

COSTA MESA, CA – March 8, 2018 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended December 27, 2017.
Highlights for the fourth quarter ended December 27, 2017, compared to the fourth quarter ended December 28, 2016 were as follows:

•	Total revenue increased 2.9% to $95.2 million compared to $92.5 million.

•	System-wide comparable restaurant sales increased 1.4%, including a 0.9% increase for company-operated restaurants, and a 1.9% increase for franchised restaurants.

•
Net loss was $38.0 thousand, a decrease compared to net income of $0.4 million, or $0.01 per diluted share in the prior year. Fourth quarter of 2017 included a $16.4 million pre-tax expense related to the full impairment of the assets of 12 restaurants, net of closed-store reserve.

•	Pro forma net income(1) was $4.4 million, or $0.11 per diluted share, compared to $4.6 million, or $0.12 per diluted share.

•	Adjusted EBITDA(1) was $13.4 million, compared to $14.3 million.
(1) Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, "Fourth quarter results included system-wide comparable store sales growth of 1.4%, as well as adjusted EBITDA of $13.4 million. In the face of the current challenging environment, we are focused on increasing sales by driving our differentiation through our authenticity media message and new value initiatives. We also continue to invest in restaurant training and the development of our technology platforms, including delivery and loyalty. We are confident that these will deliver consistent sales growth over the long term.
Fourth Quarter 2017 Financial Results
Company-operated restaurant revenue in the fourth quarter of 2017 increased 3.3% to $89.3 million, compared to $86.5 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 24 new restaurants opened during and subsequent to the fourth quarter of 2016, partially offset by 5 restaurant closures during the same time period.
Comparable company-operated restaurant sales in the fourth quarter increased 0.9%, driven by a 1.9% increase in average check, partially offset by a 1.0% decrease in transactions.
Franchise revenue in the fourth quarter of 2017 decreased 1.5% to $5.9 million, compared to $6.0 million in the fourth quarter of 2016. The decline in franchise revenue was largely driven by a decline in franchise and development agreement fees. This was partially offset by the contribution from the 14 new restaurants opened during and subsequent to the fourth quarter of 2016, partially offset by 2 restaurant closures during the same period, and a 1.9% increase in franchised comparable restaurant sales during the quarter.
Restaurant contribution was $16.6 million or 18.5% of company-operated restaurant revenue, compared to $16.0 million, or 18.5% of company-operated restaurant revenue in the fourth quarter of 2016. The restaurant contribution margin was consistent between the fourth quarter of 2017 and 2016, primarily due to lower commodity costs, mostly related to chicken pricing, and lower group insurance costs due to lower claims activity, offset by higher labor costs, due to increased minimum wage, and higher other operating expenses associated with new restaurants opened in 2016 and 2017.
During the fourth quarter of 2017, the Company recorded a $16.4 million expense related to the impairment of the assets of 11 restaurants in Texas and one in Arizona, net of closed-store reserve. This impairment charge included the entire remaining value of capitalized assets of all of our company-operated restaurants in Texas, net of previously recorded depreciation.
Net loss for the fourth quarter of 2017 was $38.0 thousand, compared to net income of $0.4 million, or $0.01 per diluted share in the fourth quarter of 2016. Pro forma net income was $4.4 million, or $0.11 per diluted share during the fourth quarter of 2017, compared to $4.6 million, or $0.12 per diluted share during the fourth quarter of 2016. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2018 Outlook
Based on current information, the Company is providing the following earnings guidance for the fiscal year 2018.
The Company expects 2018 pro forma diluted net income per share ranging from $0.68 to $0.73. This compares to pro forma diluted net income per share of $0.63 in 2017. Pro forma net income guidance for fiscal year 2018 is based, in part, on the following annual assumptions:

•	System-wide comparable restaurant sales growth of approximately flat;

•	The opening of 6-8 new company-owned restaurants and 6-8 new franchised restaurants;

•	Restaurant contribution margin of 18.7% to 19.6%;

•	G&A expenses of between 8.8% and 9.0% of total revenue excluding CEO transition costs and legal fees related to securities related litigation;

•	Pro forma income tax rate of 26.5%; and

•	Adjusted EBITDA of between $61.0 and $64.0 million.
The following definitions apply to these terms as used in this release:
Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. For the 52 week period ending on December 27, 2017, there were 181 restaurants in our comparable company-operated restaurant base and 424 restaurants in our comparable system restaurant base.
Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”
EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) expenses and gains on the recovery of insurance proceeds for the reimbursement of property and equipment, and expenses related to a fire at one of our restaurants in 2015, (v) insurance proceeds received related to securities class action legal expenses, (vi) costs associated with the transition of our CEO and (vii) provision for income taxes at a normalized tax rate of 39.5% and 40.0% for the thirteen and fifty-two weeks ended December 27, 2017 and December 28, 2016, respectively, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”
Conference Call
The Company will host a conference call to discuss financial results for the fourth quarter of 2017 today at 4:30 PM Eastern Time. Steve Sather, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13675719. The replay will be available until Thursday, March 22, 2018. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.
About El Pollo Loco
El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 475 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah, El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 27, 2017, including the sections thereof captioned “Forward-Looking

Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
714-599-5200
Media Contact:
Alecia Pulman, ICR
loco@icrinc.com
203-682-8200

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 27, 2017		December 28, 2016		December 27, 2017		December 28, 2016
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$89,299	93.8	$86,484	93.5	$376,615	93.8	$355,468	93.5
Franchise revenue	5,903	6.2	5,995	6.5	25,086	6.2	24,655	6.5
Total revenue	95,202	100.0	92,479	100.0	401,701	100.0	380,123	100.0
Costs of operations:
Food and paper cost (1)	25,829	28.9	26,458	30.6	109,898	29.2	107,218	30.2
Labor and related expenses (1)	25,645	28.7	24,148	27.9	106,584	28.3	97,471	27.4
Occupancy and other operating expenses (1)	21,273	23.8	19,862	23.0	85,631	22.7	78,263	22.0
Gain on recovery of insurance proceeds (1)	—	—	—	—	—	—	(502)	(0.1)
Company restaurant expenses (1)	72,747	81.5	70,468	81.5	302,113	80.2	282,450	79.5
General and administrative expenses	10,929	11.5	8,885	9.6	38,523	9.6	34,661	9.1
Franchise expenses	803	0.8	863	0.9	3,335	0.8	3,823	1.0
Depreciation and amortization	4,482	4.7	4,257	4.6	18,128	4.5	16,053	4.2
Loss on disposal of assets	75	0.1	150	0.2	799	0.2	674	0.2
Expenses related to fire loss	—	—	—	—	—	—	48	0.0
Gain on recovery of insurance proceeds, property, equipment and expenses	—	—	—	—	—	—	(741)	(0.2)
Recovery of securities lawsuits related legal expenses	(521)	(0.5)	—	—	(1,666)	(0.4)	—	—
Asset impairment and closed-store reserves	16,352	17.2	5,930	6.4	33,645	8.4	8,554	2.3
Total expenses	104,867	110.2	90,553	97.9	394,877	98.3	345,522	90.9
Gain on disposition of restaurants	—	—	—	0.0	—	—	28	0.0
(Loss) income from operations	(9,665)	(10.2)	1,926	2.1	6,824	1.7	34,629	9.1
Interest expense, net of interest income	807	0.8	714	0.8	3,278	0.8	3,155	0.8
Income tax receivable agreement (income) expense	(5,677)	(6.0)	(59)	(0.1)	(5,570)	(1.4)	352	0.1
(Loss) income before provision for income taxes	(4,795)	(5.0)	1,271	1.4	9,116	2.3	31,122	8.2
Benefit (provision) for income taxes	4,757	5.0	(853)	(0.9)	(497)	(0.1)	(12,783)	(3.4)
Net (loss) income	$(38)	—	$418	0.5	$8,619	2.1	$18,339	4.8
Net income per share:
Basic	$0.00		$0.01		$0.22		$0.48
Diluted	$0.00		$0.01		$0.22		$0.47
Weighted average shares used in computing net income per share:
Basic	38,465,208		38,437,020		38,453,347		38,357,805
Diluted	38,465,208		39,108,967		39,086,676		39,026,950

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA
(dollar amounts in thousands)

	As of
	December 27, 2017	December 28, 2016
Selected Balance Sheet Data:
Cash and cash equivalents	$8,550	$2,168
Total assets	442,711	471,305
Total debt	93,316	104,461
Total liabilities	167,761	206,123
Total stockholders’ equity	274,950	265,182
	Fifty-Two Weeks Ended
	December 27, 2017	December 28, 2016
Selected Operating Data:
Company-operated restaurants at end of period	212	201
Franchised restaurants at end of period	265	259
Company-operated:
Comparable restaurant sales growth	0.9%	0.6%
Restaurants in the comparable base	181	169

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(dollar amounts in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2017	December 28, 2016	December 27, 2017	December 28, 2016
Adjusted EBITDA:
Net income, as reported	$(38)	$418	$8,619	$18,339
(Benefit) provision for income taxes	(4,757)	853	497	12,783
Interest expense, net	807	714	3,278	3,155
Depreciation and amortization	4,482	4,257	18,128	16,053
EBITDA	494	6,242	30,522	50,330
Stock-based compensation expense	318	819	1,056	1,063
Loss on disposal of assets	75	150	799	674
Expenses related to fire loss	—	—	—	48
Gain on recovery of insurance proceeds, property, equipment and expenses	—	—	—	(741)
Recovery of securities lawsuits related legal expenses	(521)	—	(1,666)	—
Asset impairment and closed-store reserves	16,352	5,930	33,645	8,554
Gain on disposition of restaurants	—	—	—	(28)
Income tax receivable agreement (income) expense	(5,677)	(59)	(5,570)	352
Securities lawsuits related legal expense	1,895	369	4,236	2,696
Pre-opening costs	455	849	1,981	2,624
Executive transition costs	13	—	284	—
Adjusted EBITDA	$13,404	$14,300	$65,287	$65,572

UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO PRO FORMA NET INCOME
(in thousands, except share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 27, 2017	December 28, 2016	December 27, 2017	December 28, 2016
Pro forma net income:
Net (loss) income, as reported	$(38)	$418	$8,619	$18,339
(Benefit) provision for taxes, as reported	(4,757)	853	497	12,783
Loss on disposal of assets	75	150	799	674
Expenses related to fire loss	—	—	—	48
Gain on recovery of insurance proceeds, property, equipment and expenses	—	—	—	(741)
Recovery of securities lawsuits related legal expenses	(521)	—	(1,666)	—
Asset impairment and closed-store reserves	16,352	5,930	33,645	8,554
Gain on disposition of restaurants	—	—	—	(28)
Income tax receivable agreement (income) expense	(5,677)	(59)	(5,570)	352
Securities lawsuits related legal expenses	1,895	369	4,236	2,696
Executive transition costs	13	—	284	—
Provision for income taxes	(2,900)	(3,064)	(16,133)	(17,071)
Pro forma net income	$4,442	$4,597	$24,711	$25,606
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.12	$0.12	$0.64	$0.67
Diluted	$0.11	$0.12	$0.63	$0.66
Weighted-average shares used in computing pro forma net income per share
Basic	38,465,208	38,437,020	38,453,347	38,357,805
Diluted	39,035,458	39,108,967	39,086,676	39,026,950